                                                                                                Exhibit 11

                                               EDISON INTERNATIONAL

                                COMPUTATION OF BASIC AND DILUTED EARNINGS PER SHARE

                                                                      For the Quarter ended
                                                                            June 30,
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         In millions, except per-share amounts                   2002                     2001
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         Consolidated net income (loss)                        $    665                 $   (102)
         Basic weighted average shares                              326                      326
         Diluted weighted average shares                            329                      326
         Basic earnings (loss) per share                       $   2.04                 $  (0.31)
         Diluted earnings (loss) per share                     $   2.02                 $  (0.31)

                                                                    For the Six Months ended
                                                                            June 30,
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         In millions, except per-share amounts                   2002                     2001
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         Consolidated net income (loss)                        $    749                 $   (719)
         Basic weighted average shares                              326                      326
         Diluted weighted average shares                            329                      326
         Basic earnings (loss) per share                        $  2.30                 $  (2.21)
         Diluted earnings (loss) per share                      $  2.28                 $  (2.21)